As filed with the Securities and Exchange Commission on February 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AMYLYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4600503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

43 Thorndike St.

Cambridge, MA 02141

(617) 682-0917

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Amylyx Pharmaceuticals, Inc. 2022 Stock Option and Incentive Plan

Amylyx Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan

(Full title of the plans)

Joshua B. Cohen, Co-Chief Executive Officer

Justin B. Klee, Co-Chief Executive Officer

Amylyx Pharmaceuticals, Inc.

43 Thorndike St.

Cambridge, MA 02141

(617) 682-0917

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

Benjamin K. Marsh, Esq.

Marishka DeToy, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 3,385,371 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2022 Stock Option and Incentive Plan and (ii) an additional 677,074 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2022 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statements on Form S-8 (File No. 333-262125 and File No. 333-270509) filed by the Registrant on January 12, 2022 and March 13, 2023, respectively.

Part II

Information Required in the Registration Statement

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of Amylyx Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2022).

4.2	Second Amended and Restated Bylaws of Amylyx Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 11, 2022).

4.3	Second Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated July 1, 2021 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-261703), filed with the Securities and Exchange Commission on December 16, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2022 Stock Option and Incentive Plan, and form of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-261703) filed with the Securities and Exchange Commission on January 3, 2022).

99.2	2022 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-261703) filed with the Securities and Exchange Commission on January 3, 2022).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 22nd day of February, 2024.

AMYLYX PHARMACEUTICALS, INC.

By:	/s/ Joshua Cohen
Joshua Cohen Co-Chief Executive Officer and Director

By:	/s/ Justin Klee
Justin Klee Co-Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua Cohen and Justin Klee and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Joshua Cohen Joshua Cohen	Co-Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2024

/s/ Justin Klee Justin Klee	Co-Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2024

/s/ James M. Frates James M. Frates, MBA	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2024

/s/ Karen Firestone Karen Firestone	Director	February 22, 2024

/s/ George Mclean Milne Jr. George Mclean Milne Jr., Ph.D.	Director	February 22, 2024

/s/ Paul Fonteyne Paul Fonteyne, MS, MBS	Director	February 22, 2024

/s/ Daphne Quimi Daphne Quimi, MBA	Director	February 22, 2024